FOR IMMEDIATE RELEASE

VIRTUALSCOPICS, INC. REPORTS FIRST QUARTER 2014 FINANCIAL RESULTS;

AWARDS OUTSTANDING AND BOOKINGS SIGNED MORE THAN TRIPLED 2013 FIRST QUARTER LEVELS

Rochester, NY, May 15, 2014—VirtualScopics, Inc. (NASDAQ:VSCP), a leading provider of quantitative imaging solutions, today reported the financial results for the first quarter ended March 31, 2014. Awards outstanding and bookings signed during the 2014 first quarter more than tripled to $13.6 million as of March 31, 2014, as compared to $4 million recorded as of March 31, 2013. During the first quarter of 2014, VirtualScopics was engaged in 99 different projects as compared to 88 in the first quarter of 2013.

“We are very pleased with these year over year comparisons,” said Eric Converse, interim president and chief executive officer. “Most importantly, the company’s business activities in the first quarter of 2014 are indicative of the acute focus we have placed on strengthening our core business—Phase I, Phase II and Phase III clinical trials—and the investments we have been making in our people, infrastructure and systems to improve the quantitative imaging solutions we offer to our customers at some of the world’s largest pharmaceutical companies and contract research organizations (CROs).”

Revenues for the first quarter of 2014 were $2,353,000 compared to revenues of $2,533,000 reported in the first quarter of 2013, representing a 7% decline. This decrease in revenues is related to a slowdown in the amount of new projects awarded in 2012, the timing of the initiation of projects and the studies that ended during 2013 and in the first three months of 2014.

“It’s important to remember that a project’s revenue cycle depends on a number of factors, including the time it takes for a drug trial to begin, which varies due to the time required to set up trial sites and to recruit participants,” explained Mr. Converse. “Also, during the life of a project, studies, not uncommonly, expand in size, which can increase our potential revenue. However, there are also situations when the sponsor doesn’t recruit the number of participants or set up the number of sites originally budgeted for, or the drug simply fails and then a study could come to a premature end.”

VirtualScopics reported a net loss for the first quarter of 2014 of $646,000 as compared to a net loss in the first quarter of 2013 of $1,113,000. The decrease in the net loss is primarily attributable to decreased operating expenses which were substantially higher last year due to professional fees to support our personalized medicine initiative during the first quarter of 2013 as well as other, one time higher costs. However, the company anticipates expenses to trend upwards through the remainder of 2014 due to increased investments for growth.

-more-

500 Linden Oaks • Second Floor • Rochester, NY 14625 • P:585.249.6231 • F:585.218.7350 • info@virtualscopics.com • www.virtualscopics.com

VirtualScopics, Inc. First Quarter 2014 Results—page 2

“I am encouraged by the increase in RFPs, awards, bookings and number of activities thus far in 2014 and the positive momentum created by everyone on the VirtualScopics’ team and look to see this momentum continue,” Mr. Converse said. “The international alliance we are pursuing with IXICO plc as announced on March 7, 2014, is an opportunity for both companies to expand and enhance their global capabilities and collective quantitative imaging solutions. By putting our combined technologies and expertise to work in clinical trials targeting a number of disease categories we believe we can continue to make an even greater contribution to diagnostic imaging and a difference in the field of healthcare.”

Conference Call and Webcast Information

The company’s management will host a conference call and webcast today at 8:30 a.m. ET to discuss the company’s first quarter 2014 financial results and business outlook. The conference call dial-in information, webcast url and replay information is as follows:

•	Domestic Callers: 877-407-8035
•	International Callers: 201-689-8035
•	Conference Call ID: 13581706

An accompanying slide presentation to enhance management’s formal remarks, as well as a webcast of the call, can be accessed at: http://www.investorcalendar.com/IC/CEPage.asp?ID=172692

A replay and slide presentation will be available one hour after the conclusion of the conference call for 90 days, and can be accessed accordingly:

•	Replay Domestic Callers: 877-660-6853
•	Replay International Callers: 201-612-7415
•	Replay Conference ID: 13581706
•	Webcast and slide presentation: http://www.investorcalendar.com/IC/CEPage.asp?ID=172692

About VirtualScopics, Inc.

VirtualScopics, Inc.(NASDAQ:VSCP) is a leading provider of quantitative imaging solutions to accelerate drug and medical device development. For risk-adverse, time-constrained Clinical Trial Study Teams, Medical Directors and Imaging Scientists who require quality imaging data delivered on–time, within budget and on a consistent basis, VirtualScopics’ clinical trial imaging solutions are an inspired true exception to commonly accepted services provided by other clinical trial imaging providers. Because of the scientific and operational flexibility and responsiveness they can offer, VirtualScopics’ clinical trial imaging solutions deliver special performance advantages compared to other image service providers that offer common, every day clinical trial imaging services. For more information about VirtualScopics, Inc., please visit www.virtualscopics.com.

500 Linden Oaks • Second Floor • Rochester, NY 14625 • P:585.249.6231 • F:585.218.7350 • info@virtualscopics.com • www.virtualscopics.com

VirtualScopics, Inc. First Quarter Results, page 3

Forward-looking Statements

The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbors created thereby. These forward-looking statements include, but are not limited to, statements regarding the expected benefits of the Company’s investment in infrastructure and new customer contract signings and awards, its potential alliance with IXICO and/or statements preceded by, followed by or that include the words “believes,” “could,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “projects,” “seeks,” or similar expressions. Forward-looking statements deal with the Company’s current plans, intentions, beliefs and expectations. Investors are cautioned that all forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Many of these risks and uncertainties are discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 filed with the Securities and Exchange Commission (the “SEC”), and in any subsequent reports filed with the SEC, all of which are available at the SEC’s website at www.sec.gov. These include without limitation: the risk of cancellation or delay of customer contracts or specifically as it relates to contact awards, the risk that they may not get signed. Other risks include the company’s dependence on its largest customers and risks of contract performance, protection of our intellectual property and the risks of infringement of the intellectual property rights of others. All forward-looking statements speak only as of the date of this press release and the Company undertakes no obligation to update such forward-looking statements.

For More Information, Contact:

Donna N. Stein, APR, Fellow PRSA

Managing Partner

Donna Stein & Partners

315-361-4672

Email: dstein1@twcny.rr.com

Tables to Follow

500 Linden Oaks • Second Floor • Rochester, NY 14625 • P:585.249.6231 • F:585.218.7350 • info@virtualscopics.com • www.virtualscopics.com

VirtualScopics, Inc. and Subsidiary

Condensed Consolidated Statements of Operations

(unaudited)

	For the Three Months Ended
	March 31,
	2014	2013

Revenues	$2,246,954	$2,282,831
Reimbursement revenues	106,032	249,756
Total revenues	2,352,986	2,532,587

Cost of services	1,489,079	1,497,539
Cost of reimbursement revenues	106,032	249,756
Total cost of services	1,595,111	1,747,295
Gross profit	757,875	785,292

Operating expenses
Research & development	285,896	453,411
Sales & marketing	345,077	357,652
General & administrative	687,002	995,302
Depreciation & amortization	86,502	96,313
Total operating expenses	1,404,477	1,902,678
Operating loss	(646,602)	(1,117,386)

Other income (expense)
Other income	1,037	5,880
Other expense	(808)	(1,442)
Total other income	229	4,438
Net loss	(646,373)	(1,112,948)

Preferred stock dividends	42,000	42,000

Net loss available to common stockholders	$(688,373)	$(1,154,948)

Weighted average number of common shares outstanding
Basic and diluted	2,991,990	2,979,952

Basic and diluted loss per common share	$(0.23)	$(0.39)

500 Linden Oaks • Second Floor • Rochester, NY 14625 • P:585.249.6231 • F:585.218.7350 • info@virtualscopics.com • www.virtualscopics.com

VirtualScopics, Inc. and Subsidiary

Condensed Consolidated Balance Sheets

	March 31,	December 31,
	2014	2013
Assets	(unaudited)
Current assets
Cash	$6,837,572	$7,330,630
Accounts receivable, net	1,642,792	1,725,070
Prepaid expenses and other current assets	432,467	397,699
Total current assets	8,912,831	9,453,399

Patents, net	1,306,034	1,334,420
Property and equipment, net	198,171	221,700
Other assets	-	-
Total assets	10,417,036	11,009,519

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable and accrued expenses	$958,253	$846,071
Accrued payroll	495,972	837,611
Unearned revenue	1,028,987	745,028
Dividends payable	293,333	293,333
Total current liabilities	2,776,545	2,722,043

Commitments and Contingencies

Stockholders' Equity
Convertible preferred stock, $0.001 par value; 15,000,000 shares authorized;
Series C-1; 3,000 shares authorized; issued and outstanding, 3,000 shares at March 31, 2014 and December 31, 2013, respectively; liquidation preference $1,000 per share	3	3
Series B; 6,000 shares authorized; issued and outstanding, 600 at March 31, 2014 and December 31, 2013, liquidation preference $1,000 per share	1	1
Series A; 8,400 shares authorized; issued and outstanding, 2,190 at March 31, 2014 and December 31, 2013, respectively, liquidation preference $1,000 per share	2	2
Series C-2; 3,000 shares authorized; issued and outstanding, 0 shares at March 31, 2014 and December 31, 2013, respectively; liquidation preference $1,000 per share	-	-
Common stock, $0.001 par value; 85,000,000 shares authorized; issued 2,992,853 shares at March 31, 2014 and
December 31, 2013; outstanding, 2,992,853 and 2,991,869 shares at March 31, 2014 and December 31, 2013, respectively	2,993	2,992
Additional paid in capital	21,992,006	21,992,619
Accumulated deficit	(14,354,514)	(13,708,141)
Total stockholders' equity	7,640,491	8,287,476
Total liabilities and stockholders' equity	$10,417,036	$11,009,519

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500 Linden Oaks • Second Floor • Rochester, NY 14625 • P:585.249.6231 • F:585.218.7350 • info@virtualscopics.com • www.virtualscopics.com